UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

REPUBLIC BANCORP, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip code)

(502) 584-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

On March 1, 2005, Republic Bank & Trust Company (the “Bank”), a subsidiary of the Republic Bancorp, Inc. (the “Company”), received notification from the Federal Deposit Insurance Corporation (FDIC) regarding revised FDIC Guidance affecting the Bank’s deferred deposit business, also known as “payday lending.”  The revised Guidance requires banks to develop procedures to ensure deferred deposits are not provided to customers who have had deferred deposits outstanding from any bank lender for more than three months in the previous 12 months.  The Guidance also notes that when a customer has used deferred deposits more than three months in the previous 12 months, institutions should offer the customer, or refer the customer to, an alternative longer-term credit product that more appropriately suits the customer’s needs.  The revised Guidance is available at www.fdic.gov.

The Bank’s total deferred deposits outstanding were approximately $23 million as of March 1, 2005, representing less than 1% of the Company’s total assets.  During the year ended December 31, 2004, net income provided from the Bank’s deferred deposit line of business was $7.0 million or approximately 21% of net income for the Company.   The Company has been conducting its deferred deposit business with its current third party marketer/servicers since December 2002.  Historically, the Company has not incurred any losses in the deferred deposit line of business due to prudent underwriting standards and the guarantees of these two marketer/servicers.  The guarantees of the marketer/servicers are, of course, subject to their ability to perform in accordance with the guarantees.

The Company is currently analyzing the impact of the revised Guidance on its deferred deposit line of business.  Because further analysis is required to determine the number of customers who will be affected based on the new Guidance, the Company is presently not able to determine the impact this revised Guidance will have on net income in 2005 and subsequent years.  Management believes the impact could be materially adverse to earnings of the deferred deposit line of business.

All statements, other than statements of historical facts, included in this Form 8-K are forward-looking statements. These forward-looking statements are based on the Company’s current expectations.  Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.  Because forward-looking statements involve risks and uncertainties, the Company’s actual results could differ materially.  For a more complete discussion regarding factors which could affect the Company’s financial performance, refer to the Company’s Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2003.  The Company disclaims any intent or obligation to update its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: March 3, 2005	By	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer